For Immediate Release

Investor contact:
Stacey Yonkus
212-609-4236
syonkus@liveperson.com

LivePerson Announces Fourth Quarter 2013 Financial Results

-- Reports Fourth Quarter Revenue of $46.9 Million --

-- Signs Record Number of Customer Deals --

NEW YORK, February 12, 2014 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the fourth quarter ended December 31, 2013.
Revenue
Revenue from business operations (B2B) for the fourth quarter was $43.0 million. Total revenue, which includes our consumer operations, was $46.9 million for the fourth quarter. Revenue from consumer operations for the fourth quarter was $3.9 million.
For the full year 2013, B2B revenue, excluding the small business segment, has grown 18% over last year.
Bookings for the fourth quarter of 2013 were $10.0 million, which compares to $10.2 million last quarter and $8.7 million in the fourth quarter of 2012. Bookings are measured as incremental new contractual commitments from new or existing customers, excluding nonrecurring and usage-based fees.
“During the quarter we continued to see a growing appetite for the type of engagements we’re offering,” said CEO Robert LoCascio. “Our LiveEngage value proposition is allowing us to become more tightly aligned with our customers who are realizing the greater business value of having a multi-channel digital engagement strategy.”
Customer Expansion
LivePerson signed a total of 187 deals in the quarter, consisting of both new and existing customers, adding 31 new customers during the quarter, including:

•	One of the largest banks in Italy

•	A global leader in virtualization, networking and cloud infrastructure solutions

•	One of the top-selling car manufacturers in the U.K.
The Company also expanded business with:

•	One of the largest retail home improvement and appliance chains in North America

•	A leading telecommunications provider in the U.K.

•	One of the largest Internet marketing and media companies in the world
Net (Loss) Income
Net loss for the fourth quarter of 2013 was $0.7 million or $0.01 per share, as compared to net income of $1.5 million or $0.03 per share in the fourth quarter of 2012.
Adjusted Net Income and Adjusted EBITDA
LivePerson considers adjusted net income and adjusted earnings before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any (adjusted EBITDA) to be important financial indicators of the Company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles in the United States (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.
The difference between adjusted EBITDA per share, a non-GAAP measure, and GAAP EPS, is other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of purchased intangible assets and stock-based compensation.
A reconciliation of the differences between adjusted EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.
Adjusted net income for the fourth quarter of 2013 was $3.1 million or $0.06 per share, as compared to $4.8 million or $0.08 per share in the fourth quarter of 2012.
Adjusted EBITDA for the fourth quarter of 2013 was $5.3 million or $0.10 per share, as compared to $8.0 million or $0.14 per share in the fourth quarter of 2012.
Cash
The Company's cash balance was $91.9 million at December 31, 2013 as compared to $77.4 million as of September 30, 2013. The Company generated approximately $13.3 million of cash from operations in the fourth quarter, and incurred planned capital expenditures primarily related to the purchase of servers and computer networking equipment and expansion of its corporate offices, resulting in a cash outlay of approximately $1.4 million.
Financial Expectations
Following is the Company's current expectation for financial and operating performance.
First Quarter 2014

•	Revenue of $46.5 - $47.5 million

•	Diluted adjusted EBITDA of $0.07 - $0.09 per share

•	Diluted adjusted net income of $0.04 - $0.06 per share

•	GAAP EPS of $(0.04) - $(0.02)

•	Fully diluted share count of approximately 55.6 million
Full Year 2014

•	Revenue of $199.0 - $204.0 million

•	Diluted adjusted EBITDA of $0.37 - $0.41 per share

•	Diluted adjusted net income of $0.21 - $0.25 per share

•	GAAP EPS of $(0.11) - $(0.07)

•	Fully diluted share count of approximately 56.2 million
Other Full Year 2013 Assumptions

•	Amortization of purchased intangibles of approximately $4 million

•	Stock-compensation expense of approximately $14 million

•	Effective tax rate of approximately 23%, producing a potential tax benefit

•	Depreciation of approximately $10 million

•	Capital expenditures of approximately $11 million
Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2012
Cost of revenue	$398	$1,954
Sales and marketing	692	2,851
Product development	632	3,555
General and administrative	1,037	4,148
Total	$2,759	$12,508

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended	Twelve Months Ended
	December 31, 2013	December 31, 2012
Cost of revenue	$869	$1,772
General and administrative	199	871
Total	$1,068	$2,643

Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2013 financial results during a teleconference today, February 12, 2014. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00pm Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 706-634-9559, both should reference the conference ID “51011147”. The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID “51011147”. A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir.
The Company will also post a video discussion of its fourth quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.
About LivePerson
LivePerson, Inc. (Nasdaq: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with our current or future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; risks related to our operations in Israel, and the civil and political unrest in that region; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$46,888	$42,475	$177,805	$157,409

Costs and expenses:
Cost of revenue	11,213	10,128	42,555	35,579
Sales and marketing	16,369	12,795	62,488	49,614
General and administrative	10,388	8,823	39,968	31,606
Product development	9,306	8,170	36,397	30,051
Amortization of purchased intangibles	199	119	871	218
Total cost and expenses	47,475	40,035	182,279	147,068

(Loss) income from operations	(587)	2,440	(4,474)	10,341

Other income	73	221	337	376

(Loss) income before provision for (benefit from) income taxes	(514)	2,661	(4,137)	10,717

Provision for (benefit from) income taxes	194	1,169	(638)	4,362

Net (loss) income	$(708)	$1,492	$(3,499)	$6,355

Net (loss) income per share of common stock:
Basic	$(0.01)	$0.03	$(0.06)	$0.11
Diluted	$(0.01)	$0.03	$(0.06)	$0.11

Weighted-average shares used to compute net (loss) income per share:
Basic	54,209,685	55,892,061	54,725,236	55,292,597
Diluted	54,209,685	57,589,248	54,725,236	57,131,041

LivePerson, Inc.
Reconciliation on Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2013	2012	2013	2012
Net (loss) income in accordance with generally accepted accounting principles		$(708)	$1,492	$(3,499)	$6,355
Add/(less):
(a)	Amortization of purchased intangibles	1,068	285	2,643	580
(b)	Stock-based compensation	2,759	3,069	12,508	10,715
(c)	Depreciation	2,041	2,160	8,090	7,329
(d)	Provision for (benefit from) income taxes	194	1,169	(638)	4,362
(e)	Other (income)	(73)	(221)	(337)	(376)
Adjusted EBITDA (1)		$5,281	$7,954	$18,767	$28,965
Diluted adjusted EBITDA per common share		$0.10	$0.14	$0.34	$0.51

Weighted average shares used in diluted adjusted EBITDA per common share		55,396,496	57,589,248	55,930,735	57,131,041

Net (loss) income in accordance with generally accepted accounting principles		$(708)	$1,492	$(3,499)	$6,355
Add:
(a)	Amortization of purchased intangibles	1,068	285	2,643	580
(b)	Stock-based compensation	2,759	3,069	12,508	10,715
Adjusted net income		$3,119	$4,846	$11,652	$17,650
Diluted adjusted net income per common share		$0.06	$0.08	$0.21	$0.31

Weighted average shares used in diluted adjusted net income per common share		55,396,496	57,589,248	55,930,735	57,131,041

Adjusted EBITDA		$5,281	$7,954	$18,767	$28,965
Add/(less):
(a)	Changes in operating assets and liabilities	10,765	6,545	1,530	7,544
(b)	Provision for doubtful accounts	457	—	457	20
(c)	(Provision for) benefit from income taxes	(194)	(1,169)	638	(4,362)
(d)	Deferred income taxes	(3,072)	(1,547)	(4,771)	(2,872)
(e)	Other income	73	221	337	376
Net cash provided by operating activities		$13,310	$12,004	$16,958	$29,671

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2013	December 31, 2012

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$91,906	$103,339
Accounts receivable, net	29,489	23,830
Prepaid expenses and other current assets	6,361	6,369
Deferred tax assets, net	5,426	2,616
Total current assets	133,182	136,154

Property and equipment, net	17,618	17,495
Intangibles, net	13,088	15,681
Goodwill	32,724	32,645
Deferred tax assets, net	6,243	4,183
Other assets	2,235	2,418
Total assets	$205,090	$208,576

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,139	$11,125
Accrued expenses	25,419	17,911
Deferred revenue	8,747	6,525
Total current liabilities	44,305	35,561

Deferred revenue, net of current	468	1,263
Other liabilities	1,264	1,509
Total liabilities	46,037	38,333

Commitments and contingencies

Total stockholders' equity	159,053	170,243
Total liabilities and stockholders' equity	$205,090	$208,576